                                                                  EXHIBIT (c)(4)

                                PROJECT CUISINE

                                  JULY 6, 1999

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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TABLE OF CONTENTS

A. EXECUTIVE SUMMARY.........................................  1
B. COMPARATIVE ANALYSIS OF CUISINE AND OLIVE.................  3
C. VALUATION ANALYSIS........................................ 12
D. LEVERAGED BUYOUT ANALYSIS................................. 23

APPENDIX
E. SUMMARY OF REVISED OLIVE OFFER.............................26

                                                               EVERCORE PARTNERS

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                              A. EXECUTIVE SUMMARY

                                                               EVERCORE PARTNERS


                                      -1-
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PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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EXECUTIVE SUMMARY


- Evercore has updated its June valuation analysis to reflect the revised Olive proposal and current market conditions.

-   We continue to value Cuisine's shares in the $13-$15 range.

- Our current estimate of Cuisine's value versus our view in early June 1999 is basically unchanged.

    -   Cuisine's financial prospects are the same.

    - Relevant trading comparables have moved up approximately 0.2x multiple, which amounts to approximately $0.30 per Cuisine share.

    -   No new restaurant acquisition precedents of note.

- As we noted in our previous analysis, Olive is substantially larger, has a higher operating margin, and has provided a greater return to its shareholders when compared to Cuisine.

    - Olive's market value of equity is $3.0 billion versus Cuisine's market value at the offer price of approximately $93 million (on a fully diluted basis).

    - Olive's LTM operating margin is 12.9% versus Cuisine's LTM operating margin of 5.7%.

    - Since Cuisine's IPO in September of 1997, Olive's shares have realized a compounded annual appreciation of 63%. Cuisine shares, in contrast, have returned 15% annually since its IPO. These calculations reflect closing prices through July 2, 1999.

- Since our June presentation, the Wall Street outlook for Olive's stock has not changed, but Olive's share price has increased approximately $3.00, or 8.3%. During the same period, the S&P 500 has increased 4.9%.




                                     - 2 -                     EVERCORE PARTNERS
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                  B. COMPARATIVE ANALYSIS OF CUISINE AND OLIVE

                                                               EVERCORE PARTNERS


                                      -3-
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PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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IMPLIED TRANSACTION MULTIPLES -- BASED ON FULLY DILUTED SHARES

                               Cuisine at Offer Price, Based on
                               --------------------------------
                                Mgmt. Est.      Analysts' Est.           Olive
                                ----------      --------------           -----
Stock Price                     $14.50           $ 14.50                $39.50
Shares, Fully Diluted(1)           6.4               6.4                  74.9
Market Value of Equity          $ 93.2            $ 93.2              $3,004.3
  Plus: Net Debt/(Cash)          (11.5)            (11.5)                (49.0)
                                ------            ------                  ----
Offer to Enterprise             $ 81.7            $ 81.7              $2,955.4
Market Value of Equity to:
  LTM Net Income                  26.4x             26.4x                 29.2x
  1999 Net Income                 24.0              24.6                  24.9
  2000 Net Income                 15.5              20.0                  21.5
  LTM Book Value                   2.3               2.3                   5.1
Enterprise Value to:
  LTM EBITDA                       9.1x              9.1x                 13.3x
  1999 EBITDA                      7.9               7.6                  11.6
  2000 EBITDA                      5.3               5.8                  10.0
  LTM Sales                        0.9               0.9                   2.1
  LTM Net Assets                   2.8               2.8                   5.5

(1) Assumes 1.415 million stock options at a weighted average exercise price of $7.35 as of 5/31/99.

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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IMPLIED TRANSACTION MULTIPLES -- BASED ON PRIMARY SHARES


                               Cuisine at Offer Price, Based on
                               --------------------------------
                               Mgmt. Est.        Analysts' Est.         Olive
                               ----------        --------------        --------
Stock Price                     $14.50              $14.50           $   39.59
Shares, Primary                    5.7                 5.7                74.9
Market Value of Equity           $83.1               $83.1            $2,959.4
  Plus: Net Debt/(Cash)          (11.5)              (11.5)              (49.0)
                                 -----               -----             -------
Offer for Enterprise             $71.6               $71.6            $2,910.4

Market Value of Equity to:
  LTM Net Income                  25.9x               23.1x               29.0x
  1999 Net Income                 24.2                23.4                25.0
  2000 Net Income                 16.3                19.3                21.5
  LTM Book Value                   2.1                 2.1                 5.0

Enterprise Value to:
  LTM EBITDA                       8.0x                8.0x               13.1x
  1999 EBITDA                      7.0                 6.6                11.4
  2000 EBITDA                      4.6                 5.1                 9.9
  LTM Sales                        0.8                 0.8                 2.1
  LTM Net Sales                    2.5                 2.5                 5.4

                                                               EVERCORE PARTNERS
                                      -5-

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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SUMMARY FINANCIAL COMPARISON

INCOME STATEMENT(LTM)              Cuisine        Olive
---------------------              -------        -----
Sales                              $87.0          $1,414.3
EBITDA                               8.9             222.9
  Margin                            10.2%             15.7%
EBIT                               $ 5.0            $182.9
  Margin                             5.7%             12.9%
Net Income                         $ 3.4            $102.9
  Margin                             4.0%              7.3%

UNITS
-----
  Restaurants, owned                17               475
  Restaurants, franchised           --               129
  Bakeries, owned                    5                --

BALANCE SHEET
-------------
  Net Debt/(Cash)                 $(11.5)           $(49.0)
  Book Value of Equity              40.5             587.9
                                    ----             -----
    Net Book Capital              $ 29.0            $538.9

                                                               EVERCORE PARTNERS

                                      -6-
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PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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SUMMARY FINANCIAL COMPARISON

                                                 Cuisine        Olive
                                                 -------        -----
RETURNS
        Return on Equity                           9.0%         19.8%

        Return on Capital                         12.7          21.5

COMPOUND ANNUAL GROWTH RATES

    3-Year Historical

        Sales                                     15.4%         22.8%

        EBITDA                                    20.5          16.9

        EBIT                                      34.8          17.4

        Net Income                                42.9          16.6

        EPS                                       26.8          15.4

    3-Year Forecasted(1)

        Sales                                     27.1%         13.7%

        EBITDA                                    33.4          16.2

        EBIT                                      42.2          17.8

        Net Income                                34.9          18.2

        EPS                                       31.1          13.0

(1) Cuisine forecasts based on management estimates.


                                      -7-                      EVERCORE PARTNERS
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PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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ANALYST COVERAGE

Cuisine (Firm, Recommendation, Last Update)       Olive (Firm, Recommendation, Last Update)
-------------------------------------------       -----------------------------------------
TWO FIRMS CONTRIBUTE TO I/B/E/S                   FIFTEEN FIRMS CONTRIBUTE TO I/B/E/S

Banc of America Securities (buy, 4/30)            Banc of America Securities (buy, 4/30)

Fahnestock & Company (buy, 5/14)                  BancBoston Robertson Stephens (buy, 5/25)

                                                  Credit Suisse First Boston (strong buy, 6/30)

                                                  Dain Rauscher Wessels (buy, 5/28)

                                                  Donaldson Lufkin & Jenrette (buy, 2/8)

                                                  Fahnestock & Company (buy, 5/1)

                                                  Ferris Baker Watts (outperform, 7/2)

                                                  J.C. Bradford (buy, 6/28)

                                                  Johnson Rice (short-term buy, 5/26)

                                                  Merrill Lynch (near-term buy, 4/23)

                                                  Morgan Stanley Dean Witter (neutral, 4/23)

                                                  Raymond James (buy, 6/18)

                                                  Stephens (buy, 5/13)

                                                  SunTrust Equitable (buy, 3/12)


                                      -8-                      EVERCORE PARTNERS
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CUISINE 1999 YTD STOCK PRICE HISTORY AND VOLUME TRADED


DATE                    VOLUME                     PRICE
----                  ---------                    -----
1/4/99                  11,400                     $7.38
1/11/99                 61,500                     $9.75
1/19/99                 19,200                    $10.50
1/26/99                 45,200                    $10.88
2/2/99                  35,500                     $9.06
2/9/99                   6,600                     $9.88
2/17/99                 38,500                    $10.19
2/24/99                 58,100                     $8.25
3/3/99                  50,600                     $7.94
3/10/99                196,400                     $9.75
3/17/99                226,300                    $10.25
3/24/99                  5,400                     $9.75
3/31/99                 48,800                     $9.75
4/8/99                  20,300                     $9.13
4/15/99                  2,800                     $9.25
4/22/99                 53,200                     $9.38
4/29/99                 66,200                    $10.38
5/6/99                  32,100                     $9.88
5/13/99                 87,700                    $10.94
5/20/99                  4,900                    $12.13
5/27/99                  3,300                    $12.00
6/4/99                  27,000                    $14.00
6/11/99                 12,100                    $13.38
6/18/99                 13,500                    $12.38
6/25/99                142,100                    $15.00
7/2/99                   1,100                    $14.13

Average Daily Share Volume  = 49,060
Average Daily Dollar Volume = $0.5 Million


                                                               EVERCORE PARTNERS

                                      -9-

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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OLIVE 1999 YTD STOCK PRICE HISTORY AND VOLUME TRADED

DATE                    VOLUME                    PRICE
----                  ---------                   -----
1/4/99                  586,300                  $26.46
1/11/99                 376,400                  $24.50
1/19/99                 355,100                  $23.50
1/26/99                 465,200                  $24.54
2/2/99                  444,500                  $24.88
2/9/99                  712,700                  $26.38
2/17/99                 585,500                  $28.04
2/24/99                 825,800                  $29.33
3/3/99                2,384,900                  $32.38
3/10/99                 664,200                  $32.06
3/17/99                 980,500                  $31.88
3/24/99                 402,600                  $31.38
3/31/99                 549,100                  $32.75
4/8/99                  370,900                  $32.69
4/15/99                 915,900                  $35.56
4/22/99                 994,700                  $38.00
4/29/99                 671,200                  $35.56
5/6/99                  451,600                  $35.94
5/13/99                 215,200                  $36.38
5/20/99                 328,100                  $34.13
5/27/99                 475,400                  $34.75
6/4/99                  879,100                  $36.25
6/11/99                 213,700                  $36.50
6/18/99                 865,200                  $36.50
6/25/99                 425,900                  $36.75
7/2/99                  706,100                  $39.50

Average Daily Share Volume  = 815,323
Average Daily Dollar Volume = $25.8 Million


                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
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STOCK PRICE PERFORMANCE COMPARISON

Total Price Return                      Cuisine         Olive        S&P 500
------------------                      -------       --------       -------
Since Olive IPO Date (Jun-91)              --         1,106.2%        269.8%

Since 6/30/94 (five years)                 --           123.9%        211.8%

Since 6/30/96 (three years)                --            56.5%        111.6%

Since Cuisine IPO Date (Sept-97)         28.4%          145.6%         46.4%

Since 6/30/98 (one year)                 21.5%           49.5%         21.4%

Since 12/31/98 (YTD)                     91.5%           48.9%         13.3%

Compound Annual Price Return            Cuisine         Olive        S&P 500
----------------------------            -------       --------       -------
Since Olive IPO Date (Jun-91)              --            36.5%         17.7%

Since 6/30/94 (five years)                 --            17.5%         25.5%

Since 6/30/96 (three years)                --            15.6%         28.5%

Since Cuisine IPO Date (Sept-97)         15.1%           62.9%         23.8%

Since 6/30/98 (one year)                 21.6%           49.5%         21.4%



                                     - 11 -                    EVERCORE PARTNERS
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                             C. VALUATION ANALYSIS

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                   PRELIMINARY DRAFT-CONFIDENTIAL
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SUMMARY VALUATION ANALYSIS

                                                            Cuisine Per Share Valuation Range
                                                  -----------------------------------------------------
                                                  July 1999           June 1999           December 1998
                                                  -------------       -------------       -------------
Acquisition Comparables                           $13.04- 14.37       $13.04- 14.37       $13.09-$14.49
Trading Analysis (plus 20% PMV Premium)           $13.74-$15.24       $13.40-$14.89       $13.20-$14.88
Discounted Cash Flow                              $11.48-$17.57       $11.48-$17.57       $10.50-$15.44
LBO Analysis                                      $14.09- 15.88       $14.09- 15.88       $12.58-$14.10

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                   PRELIMINARY DRAFT-CONFIDENTIAL
--------------------------------------------------------------------------------
COMPARISON OF CUISINE PROJECTIONS

                    Management Projections        Management Projections
($ in millions)      as of December 1998             as of June 1999
                    ----------------------        ----------------------
1999
----
EBITDA                   $10.5                         $10.3
Net Income                $4.1                          $3.9

2000
----
EBITDA                   $15.1                         $15.5
Net Income                $5.8                          $6.0

2001
----
EBITDA                   $16.6                         $21.6
Net Income                NA                            $1.24

                                                               EVERCORE PARTNERS

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PROJECT CUISINE                                   PRELIMINARY DRAFT-CONFIDENTIAL
--------------------------------------------------------------------------------
COMPARISON OF TRADING MULTIPLES - BASED ON PRIMARY SHARES

                                        Cuisine        Olive          Industry Average
                                        -------        -----          ----------------
As of July 1999
---------------
Enterprise Value as a Multiple of
  LTM EBITDA                              7.8x          13.1x              9.8x
  1999E EBITDA                            6.4           11.4               8.4

As of June 1999
---------------
Enterprise Value as a Multiple of
  LTM EBITDA                              7.7x          12.3x              9.4x
  1999E EBITDA                            6.7           10.7               8.1

From December 1998
------------------
Enterprise Value as a Multiple of
  LTM EBITDA                              4.1x           8.5x              8.8x
  1999E EBITDA                            3.3            7.4               7.5

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY TRADING ANALYSIS

                                                                 PRICE AS MULTIPLE OF        ENTERPRISE VALUE AS MULTIPLE OF
                                                                 --------------------        -------------------------------
                    STOCK     % OF 52-   MARKET
                    PRICE      WEEK     VALUE OF  ENTERPRISE     LTM     1999E     2000E      LTM       1999E     2000E
                   (7/2/99)    HIGH      EQUITY     VALUE        EPS      EPS       EPS      EBITDA     EBITDA    EBITDA
                   --------   --------  --------  ----------     ---     -----     -----     ------     ------    ------
Selected Large Capitalization Restaurant Companies
--------------------------------------------------
  Applebee's         $31.34     96%      $  923    $1,061        18.1x    16.7x     14.6x     8.1x       8.1x      7.5x
  Brinker             27.81     91%       1,851     2,036        22.6x    19.7x     17.1x     9.1x       7.8       6.7x
  Cracker Barrel      17.38     56%       1,044     1,337        11.5x    12.1x     10.3x     6.6x       7.1x        NA
  Darden              21.88     94%       2,927     3,212        24.6x    21.2x     18.5      9.4x       8.7x        NA
  Outback
  Steakhouse          39.50     98%       2,959     2,910        29.0x    25.0x     21.5x    13.1x      11.4x      9.9x
  Papa John's         44.69     94%       1,347     1,318        32.6x    27.8x     21.8x    16.1x      12.6x     10.6x
  Average                                                        23.1x    20.4x     17.3x    10.4x       9.3x      8.7x
  Cuisine(1)         $14.13     94%      $   81    $   69        25.2x    23.5x     15.9x     7.8x       6.7x      4.5x

(1) Forecasts based on management's estimates and exclude the impact of stock options.

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY TRADING ANALYSIS

                                                                                                Enterprise
                                                                   Price as Multiple of    Value as Multiple of
                                                                   --------------------  ------------------------
                     Stock      % of       Market
                     Price     52-Week    Value of    Enterprise   LTM    1999E   2000E   LTM     1999E    2000E
                    (7/2/99)    High       Equity       Value      EPS     EPS     EPS   EBITDA   EBITDA   EBITDA
                    -------   --------    --------    ----------   ----   -----   -----  ------   ------   ------
Selected Small Capitalization Restaurant Companies
--------------------------------------------------

Avado Brands        $  8.38         54%       $244          $498   11.0x   11.5x    9.2x    6.0x     5.7x     4.8x

Cheesecake            31.13         98%        625           582   45.8x   32.3x   25.9x   21.5x    14.5x    11.3x
Factory

Lone Star              9.94         70%        356           291   15.5x   12.7x   12.0x    4.3x     3.9x     3.9x

Morton's              18.78         77%        114           159   11.7x   10.5x    8.9x    7.5x     5.9x     4.9x

O'Charley's           17.38       98.0%        268           332   20.4x   18.5x   15.6x    8.7x     7.9x     6.6x

Ruby Tuesday's        19.06         89%        610           684   18.7x   16.2x   13.5x    7.1x     6.6x      NA

Average                                                            20.5x   16.9x   14.2x    9.2x     7.4x     6.3x

Excluding                                                          15.5x   13.9x   11.8x    6.7x     6.0x     5.1x
 Cheesecake

Cuisine(1)          $ 14.13         94%       $ 81          $ 69   25.2x   23.5x   15.9x    7.8x     6.7x     4.5x

------------------------
(1) Forecasts based on management's estimates and exclude the impact of stock options.

                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
CUISINE VALUATION BASED ON TRADING COMPARABLES



                                                Price as a Multiple of            Enterprise Value as a Multiple of
                                         -----------------------------------      ---------------------------------
                                                                                    LTM         1999E        2000E
                                         LTM EPS     1999E EPS     2000E EPS      EBITDA        EBITDA       EBITDA
                                         -------     ---------     ---------      ------        ------       ------
Large Capitalization
   Average (June 1999)                     22.5x         20.2x         17.1x       10.0x          8.9x         8.4x
   Average (July 1999)                     23.1x         20.4x         17.3x       10.4x          9.3x         8.7x

Small Capitalization
   Average (June 1999)                     19.9x         16.3x         13.7x        8.9x          7.1x         6.0x
   Average (July 1999)                     20.5x         16.9x         14.2x        9.2x          7.4x         6.3x

Excluding Cheesecake (June 1999)           15.2x         13.4x         11.4x        6.5x          5.8x         4.8x
Excluding Cheesecake (July 1999)           15.5x         13.9x         11.8x        6.7x          6.0x         5.1x

Cuisine Current Trading Level              25.2x         23.5x         15.9x        7.8x          6.7x         4.5x



                                                               EVERCORE PARTNERS

PROJECT CUISINE                               PRELIMINARY DRAFT - CONFIDENTIAL
------------------------------------------------------------------------------
ACQUISITION COMPARABLES

                                                                                         Offer for
  Date                                                                      Offer for    Enterprise    LTM
  Ann                Acquirer                           Target               Equity         Value     EBITDA
--------    -----------------------------    ---------------------------    ---------    ----------   ------
4/6/99      O'Charleys                       J. Alexanders(1)                  $30           $48       9.0x
2/10/99     Chevy's Inc.                     Rio Bravo (Applebee's Intl)        53            59        NA
1/27/99     RB Capital Inc.                  Rock Bottom Restaurants            81           116       9.7
12/11/98    Cracker Barrel                   Logan's Roadhouse                 173            NA      10.1
9/28/98     Bain Capital                     Domino's                         1,000           NA       8.4
9/18/98     Consolidated Restaurants         Spaghetti Warehouse                60            60       7.1
8/14/98     Bruckman Rosser Sherrill & Co    Au Bon Pain Bakeries               73            NA       5.4
6/4/98      Carrols Corp                     Pollo Tropical Inc.                90            NA       7.4
5/14/98     N.E. Restaurant Corp.            Bertucci's Inc.                    96            NA       7.4
12/15/97    Restaurant Co.                   Perkins Family Restaurant          71            NA       5.7
10/22/97    DavCo Acquisition Holding        DavCo Restaurants Inc.            130            NA       7.0
10/21/97    Berkshire Hathaway               Dairy Queen                       585            NA       8.5
9/23/97     Cracken Harkey Street & Co       El Chico Restaurants               65            NA       6.1
7/7/97      Port Royal Holdings Inc.         Krystal Co.                       109           146       6.8
------------------------------------------------------------------------------------------------------------
Average                                                                                                7.6x
Median                                                                                                 7.4x
------------------------------------------------------------------------------------------------------------

(1) On 5/28/99, J. Alexanders declined O'Charley's revised bid to acquire the company.

                                      -19-                    EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT - CONFIDENTIAL
-------------------------------------------------------------------------------
CUISINE VALUATION BASED ON ACQUISITION AND TRADING ANALYSIS

                                        Enterprise    Plus:      Equity     Fully       Per Share
                Cuisine     Multiple      Value       Cash       Value      Diluted     Valuation
               Statistic     Range        Range       (1)        Range      Shares        Range
               ---------    --------    ----------    ----       ------     -------     ---------
Based on Acquisition Comparables:

1998 EBITDA      $8.7
LTM EBITDA        8.9
1999 EBITDA      10.3
1998-99 Avg.      9.5      7.5x-8.5x    $71.3-$80.8   $21.9   $93.2-$102.7    7.15      $13.04-$14.37

If Cuisine Traded on a Normalized Basis:

LTM EBITDA       $8.9      6.7x-7.7x    $59.9-$68.8   $21.9    $81.7-$90.7    7.15      $11.44-$12.70
                                                                                        PLUS 20% PMV
                                                                                           PREMIUM
                                                                                        $13.74-$15.24

(1) Includes cash balance of $11.5 million plus $10.4 million of stock options proceeds (1.415 million shares at weighted average exercise price of $7.35 per share).


                                      -20-                    EVERCORE PARTNERS

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DISCOUNTED CASH FLOW ANALYSIS

* Evercore has assumed management's 1999 - 2001 projections and has assumed "steady-state" forecasts for the 2002 - 2005 periods.


                                                                  For Year Ending December 31,
                                           ------------------------------------------------------------------------
                                              Management Projections                     "Steady State"
                                           ----------------------------      --------------------------------------
                                           1999E      2000E      2001E       2002E     2003E      2004E      2005E
                                           ------     ------     ------      ------    ------     ------     ------
Sales                                      $103.7     $134.1     $170.5      $187.5    $206.3     $226.9     $249.6
EBITDA                                       10.3       15.5       21.6        23.8      26.1       28.7       31.6
EBITA                                         5.4        9.2       13.6        14.9      16.4       18.1       19.9
Less: Tax Effect                             (2.2)      (3.7)      (5.4)       (6.0)     (6.6)      (7.2)      (8.0)
                                           ------     ------     ------      ------    ------     ------     ------
Earnings before Interest, Amortization,
  After Tax                                   3.3        5.5        8.1         9.0       9.9       10.8       11.9
Plus: Depreciation                            4.9        6.3        8.0         8.8       9.7       10.7       11.7
Less: Increase in Net Working Capital         0.1        0.4        0.2         0.0       0.0        0.0        0.0
Less: Capital Expenditures                  (12.6)     (16.1)     (22.7)      (15.0)    (15.0)     (15.0)     (15.0)
                                           ------     ------     ------      ------    ------     ------     ------
    Net Free Cash Flow                       (4.4)      (3.9)      (6.4)        2.7       4.5        6.5        8.7

KEY STATISTICS:

  Sales Growth                               24.8%      29.3%      27.1%       10.0%     10.0%      10.0%      10.0%
  EBITDA Margin                               9.9%      11.6%      12.7%       12.7%     12.7%      12.7%      12.7%
  Change in Net Working Capital/Sales         0.1%       0.3%       0.1%        0.0%      0.0%       0.0%       0.0%


                                                               EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
DISCOUNTED CASH FLOW ANALYSIS

                          Multiple Applied to 2003 EBITDA
                            to Calculate Terminal Value
                        ------------------------------------
    Discount Rate          6.0x         7.0x         8.0x
---------------------   ----------   ----------   ----------
        14.0%             $13.92       $15.74        $17.57
        16.0%              12.62        14.24         15.86
        18.0%              11.48        12.92         14.37


                                      -22-                    EVERCORE PARTNERS

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-------------------------------------------------------------------------------







                          D. LEVERAGED BUYOUT ANALYSIS








                                      -23-                    EVERCORE PARTNERS

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-------------------------------------------------------------------------------
LEVERAGED BUYOUT ANALYSIS


- Evercore considered the appropriate price that the management team/new capital providers would be willing to pay for Cuisine today. We also considered an exit investment in year 3, which is typical for this kind of analysis. Two other main assumptions are instrumental:

   -  The amount of leverage that the Company can support

      - We have assumed 4x 1998 EBITDA, based on discussions with management and leverage statistics of comparable leveraged companies.

      - We have assumed all bank debt because the Company is too small for the high yield market.

   - The required return to new equity holders in order to help fund the cash proceeds necessary to buy out the public and current insiders that wish liquidity

      - We have assumed a range from 25% - 35%, which is appropriate for this type of investment.









                                      -24-                    EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
LEVERAGED BUYOUT ANALYSIS


BASE CASE ASSUMPTIONS
Offer Price              $ 15.00             Excess Cash(2)             $ 18.1
Shares Acquired(MM)         7.1 (2)          Debt@ 4.0x EBITDA            34.7
Funds Required           $108.7 (1)          Rollover Equity              55.9
                                             New Equity                    0.0
                                                                        ------
                                             Total Sources of Funds     $108.7


NEW INVESTOR IRRS UNDER BASE CASE            2001 (YEAR 3) EXIT EBITDA MULTIPLE
                                          --------------------------------------
                                             7.0x          8.0x          9.0x
                                          ----------    ----------    ----------
2001 EBITDA              $ 21.6
Enterprise Value                            $151.1        $172.7         194.3
Less: Net Debt                               (51.2)        (51.2)        (51.2)
                                            ------        ------         -----
Total Equity Value                           100.0         121.5         143.2
IRR(3)                                        21.4%         29.6%         36.8%


SENSITIVITY ANALYSIS               Initial Total Debt/EBITDA OF 4.0x (Exit Multiple OF 8.0x EBITDA)
                                   -----------------------------------------------------------------
               Required 3-Year
                  IRR of                               Maximum Offer Price
               ---------------                         -------------------
                    25%                                     $15.88
                    30%                                      14.92
                    35%                                      14.09

(1) Includes fees & expenses of $1.5 million.
(2) Includes options and option proceeds.
(3) Excludes incentive to management.


                                      -25-                     EVERCORE PARTNERS

PROJECT CUISINE                               PRELIMINARY DRAFT -- CONFIDENTIAL
-------------------------------------------------------------------------------








                  E. APPENDIX: SUMMARY OF REVISED OLIVE OFFER













                                      -26-                    EVERCORE PARTNERS

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SUMMARY OF REVISED OLIVE OFFER


Structure
---------

   -  Pooling-of-interests transaction for 100% of the common stock of Cuisine

      - Rollover of existing Cuisine options into new Olive options of equal value

   -  Tax-free to Cuisine shareholders

Price and Consideration
-----------------------

   -  $14.50 per share payable in Olive stock

      - Olive would issue approximately 2.7 million shares to Cuisine's shareholders on a fully diluted basis representing about 3.3% of its pro forma fully diluted shares outstanding.

   -  Exchange ratio

      - Floating exchange ratio (fixed value to Cuisine shareholders) with an approximately +/-10% collar, i.e., from $35.00 (floor) to $43.00 (cap) per Olive share

      - If Olive's share price is outside of the collar, i.e., less than $35.00 or greater than $43.00, then the exchange ratio would be set at the floor or the cap, as the case may be.

      - Walkaway floor and cap of $33.00 and $45.00, respectively, per Olive share (+/-15.0%); either Cuisine or Olive can terminate or renegotiate the merger if Olive's share price is below $33.00 or above $45.00 following Cuisine's shareholder vote.

-  Original Olive Offer (June 7th, 1999)

      -  $14.00 per share payable in Olive stock

      -  $32.50/$39.50 collar floor/cap (+/-10% collar)

      -  $30.00/$42.00 walkway floor/cap (+/-17% band)

      - Olive reference share price of $36.00 (vs. current reference share price of $39.00)




                                      -27-                    EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY OF REVISED OLIVE OFFER


Terms and Conditions
--------------------

- Management

  - Offer is contingent upon negotiating a mutually acceptable employment agreement with Mike Hislop.

- Timing and exclusivity

  - Offer expires midnight July 9, 1999.

  - Exclusivity so long as Olive and Cuisine are engaged in good faith negotiations of a definitive agreement.

- Shareholder support agreements

  - Offer is subject to Cuisine's Board of Directors and its affiliates executing agreements to vote all owned or controlled shares in support of the transaction.

- Termination fees and stock option lock up

  - $2.7 million termination fee

  - Right to purchase 19.9% of Cuisine's common stock at $14.50 under certain circumstances








                                      -28-                     EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
SUMMARY OF REVIVED OLIVE OFFER


Terms and Conditions (continued)
--------------------------------


-  Representations and warranties

   -  Standard

   -  Subject to review and amendment of disclosure schedules

-  Fiduciary out

   -  Allowed under a "Superior Proposal"

-  Confidentiality

   -  Terms and conditions and existence of offer are confidential.

-  Required approvals

   - Final agreement subject to approval by Olive's Board of Directors (no Olive shareholder vote required)

   -  Cuisine Board of Directors

   -  Cuisine shareholders

   -  Customary regulatory approvals (HSR, etc.)




                                      -29-                     EVERCORE PARTNERS

PROJECT CUISINE                                PRELIMINARY DRAFT -- CONFIDENTIAL
--------------------------------------------------------------------------------
REVIEW OF REVISED OFFER ($ MILLIONS, UNLESS NOTED)

Offer Price Per Cuisine Share               $14.50
Olive Reference Share Price (7/2/99)        $39.00 Implied Reference Share Price in Olive Offer Letter (vs. Prior Reference
                                                   Price of $35.00 for June 7, 1999 Offer)
Olive Share Price (7/2/99)                  $39.50
Cuisine Share Price (7/2/99)                $14.125
Initial Exchange Ratio                        0.3718 Olive Shares Per Cuisine Share

                   Cuisine          Olive
                   -------          -----
Primary (MM)        5.731            74.82
Options (MM)        1.415             1.996
Fully Diluted (MM)  7.145            76.916
Strike Price       $7.35            $16.96


                                                          Fully-
              % Change                                   Diluted      Issued
                from                                      Total      Shares as
 Olive        Reference                                   Olive        % of
 Share          Olive                       Value to      Shares     Pro Forma
Price at        Share        Exchange        Cuisine      Issued       Olive
Closing         Price         Ratio        Shareholder     (MM)        Shares     Notes (Reference for 2/7/99 Offer)
--------      ---------      --------      -----------   --------    ---------    ----------------------------------
 $28.00         (28.2)%       0.4143          $11.60       2.96         3.7%
  29.00         (25.6)%       0.4143           12.01       2.96         3.7%
  30.00         (23.1)%       0.4143           12.43       2.96         3.7%
  31.00         (20.5)%       0.4143           12.84       2.96         3.7%
  32.00         (17.9)%       0.4143           13.26       2.96         3.7%
  33.00         (15.0)%       0.4143           13.67       2.96         3.7%       Walkaway floor, Cuisine or Olive can cancel deal
                                                                                   after Cuisine shareholder vote ($30.03 on 6/7/99)
  34.00         (12.8)%       0.4143           14.09       2.96         3.7%
  35.00         (10.3)%       0.4143           14.50       2.96         3.7%       Collar floor, minimum Olive share price
                                                                                   for exchange ratio ($32.50 on 6/7/99)
  36.00          (7.7)%       0.4028           14.50       2.88         3.6%
  37.00          (5.1)%       0.3919           14.50       2.80         3.5%
  38.00          (2.5)%       0.3816           14.50       2.73         3.4%
  39.00           0.0%        0.3718           14.50       2.66         3.3%       Indicative Olive reference price for current
                                                                                   offer ($36.00 on 6/7/99)
  40.00           2.5%        0.3625           14.50       2.59         3.3%
  41.00           5.1%        0.3537           14.50       2.53         3.2%
  42.00           7.7%        0.3452           14.50       2.47         3.1%
  43.00          10.3%        0.3372           14.50       2.41         3.0%       Collar cap; maximum Olive share price for
                                                                                   exchange ratio ($39.50 on 6/7/99)
  44.00          12.8%        0.3372           14.84       2.41         3.0%
  45.00          15.0%        0.3372           15.17       2.41         3.0%       Walkaway cap; Cuisine or Olive can cancel deal
                                                                                   after Cuisine shareholder vote ($42.00 on 6/7/99)
  46.00          17.9%        0.3372           15.51       2.41         3.0%
  47.00          20.5%        0.3372           15.85       2.41         3.0%
  48.00          23.1%        0.3372           16.19       2.41         3.0%
  49.00          25.6%        0.3372           16.52       2.41         3.0%
  50.00          28.2%        0.3372           16.86       2.41         3.0%